Exhibit 4.2

GOODRICH PETROLEUM CORPORATION

as Issuer

GOODRICH PETROLEUM COMPANY, L.L.C.

as a Subsidiary Guarantor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

Third Supplemental Indenture

Dated August 26, 2013

Supplemental to Indenture

Dated as of September 28, 2009

5.00% Convertible Senior Notes due 2032

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

EXHIBIT A Form of the Note

iii

THIRD SUPPLEMENTAL INDENTURE dated as of August 26, 2013, among Goodrich Petroleum Corporation., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 5.00% Convertible Senior Notes due 2032 (the “Notes”) on the date hereof.

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of September 28, 2009 (the “Base Indenture”), providing for the issuance from time to time of its debt securities in one or more series;

WHEREAS, Section 901(7) of the Base Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 5.00% Convertible Senior Notes due 2032, in an initial aggregate principal amount of $109,250,000;

WHEREAS, the Company proposes by this Third Supplemental Indenture to supplement and amend the Base Indenture to provide for the form, terms and other provisions of the Notes as a separate series of Securities to be issued under the Indenture, and to supplement and amend the Base Indenture to provide for provisions that apply only to the Notes (and not to any other series of Securities);

WHEREAS, all acts and things necessary to duly authorize and reserve for issuance shares of Common Stock issuable upon the conversion of the Notes have been done and performed; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and legal obligations of the Company, and to constitute this Third Supplemental Indenture a valid and legally binding agreement of the Company, have been done and performed, and the execution of this Third Supplemental Indenture and the issuance of the Notes have in all respects been duly authorized;

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions. For all purposes of the Base Indenture and this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) any term that is defined in both the Base Indenture and this Third Supplemental Indenture shall have the meanings assigned to such term in this Third Supplemental Indenture except that the term “Stated Maturity” shall have the meaning assigned to it in this Article 1 for purposes of this Third Supplemental Indenture, but for purposes of the Base Indenture shall have the meaning assigned to it therein;

(iii) any capitalized term that is used in this Third Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture;

(iv) all other terms used herein in a Section hereof to which the Trust Indenture Act is applicable that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; and

(v) as used in this Third Supplemental Indenture, the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision and references to Articles, Sections or other subdivisions refer to this Third Supplemental Indenture unless otherwise specified.

“Accreted Principal Amount” means the Original Principal Amount plus the principal accreted thereon pursuant to Section 3.10.

“Additional Interest” means all amounts, if any, payable pursuant to Section 7.03.

“Additional Notes” has the meaning specified in Section 3.03.

“Additional Shares” means an additional number of shares of Common Stock by which the Conversion Rate shall be increased for Notes surrendered for conversion pursuant to an adjustment of the Conversion Rate upon either (i) the occurrence of a Make-whole Fundamental Change or (ii) the Company’s exercise of its right to the Issuer’s Conversion Option pursuant to Section 11.09. The number of Additional Shares shall be determined based on either (i) the Effective Date of the Make-whole Fundamental Change and the Stock Price in such Make-whole Fundamental Change transaction or (ii) the Issuer’s Conversion Date and the Stock Price with respect to such Issuer’s Conversion Option, all in accordance with Section 11.03 or Section 11.09, as applicable.

“Applicable Stock Price” means, for any Notes to be converted, the average of the Last Reported Sale Prices of the Common Stock over the ten Trading Day period starting on, and including, the third Trading Day following the Conversion Date for such Notes.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” shall mean any Person who is considered a beneficial owner of a security in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Bid Solicitation Agent” means, initially, the Trustee. The Company may change the Bid Solicitation Agent, but the Bid Solicitation Agent shall not be the Company’s Affiliate. The Bid Solicitation Agent shall solicit bids from securities dealers in accordance with Section 11.01(a)(ii) that are believed by the Company to be willing to bid for the Notes.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or Houston, Texas are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“close of business” means 5:00 p.m. New York City time.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Company’s common stock, par value $0.20 per share, subject to Section 11.04.

“Conversion Agent” means the office or agency appointed by the Company where Notes may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Price” means, at any time, a dollar amount (initially approximately $34.6580) equal to $1,000 divided by the Conversion Rate at such time.

“Conversion Rate” means, in respect of each $1,000 Original Principal Amount of Notes, 28.8534 shares of Common Stock, subject to adjustments as set forth herein.

“Conversion Value” means, for each $1,000 Original Principal Amount of the Notes to be converted, an amount equal to the Conversion Rate for such Notes multiplied by the Applicable Stock Price for such Notes.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Notes” means certificated Notes that are not Global Notes.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other Depositary hereinafter appointed by the Company pursuant to the terms of the Indenture.

“Effective Date” means (1) with respect to a Make-Whole Fundamental Change, the actual effective date on which the Make-Whole Fundamental Change occurs or becomes effective, and (2) with respect to the exercise of the Issuer’s Conversion Option, the Issuer’s Conversion Date.

“Ex-Dividend Date” means, in respect of an issuance, a dividend or distribution to holders of Common Stock, the first date on which Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction.

A “Fundamental Change” shall be deemed to have occurred if any of the following occurs:

(1)	any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the Beneficial Owner of Common Equity of the Company representing more than 50% of the ordinary voting power of the Company’s Common Equity;

(2)

consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common

Equity of the continuing or surviving entity or transferee or parent thereof immediately after such event shall not be a Fundamental Change; or

(3)	the Company’s Common Stock (or other Common Equity into which the Notes are then convertible) ceases to be listed on a U.S. national or regional securities exchange or quoted on an established automated over-the-counter trading market in the United States for a period of 30 consecutive Scheduled Trading Days, provided, however, that a Fundamental Change described in clause (2) of the definition above shall not be deemed to have occurred if at least 90% of the consideration received or to be received by the holders of the Company’s Common Stock, excluding cash payments for fractional shares and cash payments in respect of statutory dissenters’ rights, in connection with the transaction or transactions constituting the Fundamental Change described in clause (2) consists of shares of common stock (or depositary receipts or shares evidencing common stock) traded on a U.S. national or regional securities exchange, or which shall be so traded when issued or exchanged in connection with such Fundamental Change as described in clause (2) of the definition above (such securities being referred to as “Publicly Traded Securities”).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the (i) Public Company Accounting Oversight Board, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect from time to time and (iv) the rules and regulations of the SEC governing to inclusion of financial statements in period reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Notes” means certificated Notes in global form, without interest coupons, substantially in the form of Exhibit A hereto and registered in the name of DTC or a nominee of DTC.

“Indenture” means the Base Indenture, as amended and supplemented by this Third Supplemental Indenture and, if further amended or supplemented as herein provided, as so amended and supplemented.

“Initial Notes” has the meaning specified in Section 3.03.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Additional Interest, if any, payable pursuant to Section 7.03; provided, for the avoidance of doubt, that “interest” does not include accretion of principal.

“Interest Payment Date” has the meaning set forth in Exhibit A attached hereto.

“Issue Date” means August 26, 2013.

“Last Reported Sale Price” of the Common Stock (or any other security for which a Last Reported Sale Price must be obtained) means, on any date, the closing sale price per share of Common Stock or such security (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other security is listed for trading. If the Common Stock or such security is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price will be the mid-point of the last quoted bid and ask prices for the Common Stock or such security in the over-the-counter market on the relevant date as reported by the Pink OTC Markets Inc. or similar organization. If the Common Stock or such security is not so quoted, the Last Reported Sale Price will be the average of the mid-point of the last bid and ask prices for the Common Stock or such security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change pursuant to clause (2) of the definition thereof, but without regard to the proviso in such clause (2) of the definition of Fundamental Change.

“Notes” has the meaning ascribed to it in the second introductory paragraph of this Third Supplemental Indenture.

“Original Principal Amount” means (a) with respect to the Initial Notes, the principal amount of such Notes on the Issue Date and (b) with respect to Additional Notes, if any, the principal amount of such Additional Notes on the face of such Notes on their date of issuance (in each case, without giving effect to any accretion of principal under Section 3.10). All references to the “principal amount” in the Base Indenture shall, for purposes of the Notes and this Third Supplemental Indenture, be deemed to be references to the “Original Principal Amount.”

“Redemption Date” means, with respect to any redemption of Notes, the date of redemption with respect thereto.

“Regular Record Date” for the payment of interest on the Notes, means the March 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on April 1 and September 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on October 1.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading.

“SEC” means the United States Securities and Exchange Commission.

“Securities Custodian” means the custodian with respect to the Global Note (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the SEC.

“Stated Maturity” means October 1, 2032.

“Stock Price” means, (i) in respect of a Fundamental Change, the price per share of Common Stock paid in connection with such Fundamental Change, which shall be equal to (a) if holders of Common Stock receive only cash in such transaction, the cash amount paid per share of Common Stock and (b) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on the Trading Day preceding the Effective Date of such Fundamental Change and (ii) with respect to an Issuer’s Conversion Option, the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on the Trading Day preceding the Effective Date of such Issuer’s Conversion Option.

“Trading Day” means any day during which (i) trading in the Common Stock generally occurs on the primary United States national securities exchange or market on which the Common Stock (or other security in question) is listed or admitted for trading and (ii) there is no Market Disruption Event. “Market Disruption Event” means, for the purpose of the definition of Trading Day, the occurrence or existence during the one half-hour period ending on the scheduled close of trading on the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 Original Principal Amount of the Notes obtained by the Bid Solicitation Agent for $5,000,000 Original Principal Amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Company will select, but if only one such bid can reasonably be obtained by the Bid Solicitation Agent, this one bid shall be used; provided, however, that if the Bid Solicitation Agent cannot reasonably obtain on any Trading Day at least one bid for $5,000,000 Original Principal Amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 Original Principal Amount of Notes for such Trading Day will be deemed to be less than 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day.

“Trust Officer” means, when used with respect to the Trustee, the officer within the corporate trust department of the Trustee having direct responsibility for the administration of the Indenture.

Section 1.02 Other Definitions.

Term	Defined in Section
“Agent Members”	3.09	(a)
“Company Notice”	10.03	(a)
“Company Notice Date”	10.03	(a)
“Conversion Date”	11.01	(c)
“Conversion Obligation”	11.01	(d)(ii)
“Fundamental Change Purchase Date”	10.01

Term	Defined in Section
“Fundamental Change Purchase Notice”	10.01	(b)
“Fundamental Change Purchase Price”	10.01
“Global Note Legend”	3.08	(a)
“Issuer’s Conversion Date”	11.09	(b)
“Issuer’s Conversion Notice”	11.09	(b)
“Issuer’s Conversion Notice Date”	11.09	(b)
“Issuer’s Conversion Option”	11.09	(a)
“Measurement Period”	11.01	(a)(ii)
“Public Debt Securities”	4.02
“Purchase Date”	10.02	(a)
“Purchase Notice”	10.02	(a)(i)
“Purchase Price”	10.02	(a)
“Redemption Price”	6.01	(b)
“Reference Property”	11.04	(a)
“Relevant Date”	11.01	(c)
“Reorganization Event”	11.04	(a)
“Settlement Amount”	11.01	(d)(ii)
“Spin-Off”	11.02	(c)

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular; and

(f) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

ARTICLE 2

AMENDMENTS TO THE BASE INDENTURE

Section 2.01 Provisions Applicable Only to Notes. The provisions contained in this Third Supplemental Indenture shall apply to the Notes only and not to any other series of Securities issued under the Base Indenture and any covenants provided herein are expressly being included solely for the benefit of the Notes and not for the benefit of any other series of Securities issued under the Base Indenture. These amendments shall be effective for so long as there remain any Notes Outstanding.

Section 2.02 Satisfaction And Discharge. Article Four of the Base Indenture shall be superseded in its entirety with Article 8 of this Third Supplemental Indenture.

Section 2.03 Events Of Default. Article Five of the Base Indenture shall be amended as set forth in Article 7 of this Third Supplemental Indenture.

Section 2.04 Holders’ Lists And Reports By Trustee And Company. Section 704 of the Base Indenture shall be superseded in its entirety with Section 5.01 of this Third Supplemental Indenture.

Section 2.05 Covenants. In addition to the covenants set forth in Article Ten of the Base Indenture the covenants set forth in Article 4 shall apply with respect to the Notes.

Section 2.06 Supplemental Indentures. Article Nine of the Base Indenture shall be amended as set forth in Article 9 of this Third Supplemental Indenture.

Section 2.07 Redemption. Article Eleven of the Base Indenture shall not apply to the Notes, and shall be superseded by Article 6 of this Third Supplemental Indenture.

Section 2.08 Defeasance And Covenant Defeasance. Article Fifteen of the Base Indenture shall not apply to the Notes.

Section 2.09 Sinking Funds. Article Sixteen of the Base Indenture shall not apply to the Notes.

ARTICLE 3

THE NOTES

Section 3.01 Designation of Notes. This Third Supplemental Indenture provides for a series of Securities titled “5.00% Convertible Senior Notes due 2032” of the Company.

Section 3.02 Ranking; Senior Securities. The Notes shall be senior Securities.

Section 3.03 Amount. The Trustee shall initially authenticate and deliver $109,250,000 aggregate Original Principal Amount of Notes upon a Company Order for the authentication and delivery of Notes, without any further action by the Company. The Company may, without the consent of the Holders of the Notes, upon a Company Order issue additional Notes (“Additional Notes”) under the Indenture with the same terms, other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the initial date from which interest begins to accrue, (iv) the amount of interest payable on the first payment date applicable thereto or, if applicable, upon a registration default as provided under a registration rights agreement or comparable agreement related to such Additional Notes, if any, and (v) if applicable, the existence of resale restrictions pursuant to the Securities Act of 1933, as amended, as the Notes initially issued as of the date of this Third Supplemental Indenture (the “Initial Notes”) in an unlimited Original Principal Amount, provided that no Additional Notes may be issued with the same “CUSIP”, “ISIN” or “Common Code” number as the Initial Notes unless it is so permitted in accordance with applicable law and such Additional Notes are fungible with the Initial Notes for U.S. federal tax purposes. The Initial Notes and any Additional Notes will be treated as a single series of Securities for all purposes under the Indenture.

Section 3.04 Stated Maturity. The Notes shall mature on October 1, 2032 unless earlier converted, redeemed or repurchased in accordance with the provisions hereof.

Section 3.05 Interest. Interest on the Original Principal Amount of the Notes shall accrue at the rate specified in the Notes from the most recent date on which interest has been paid or if no interest has been paid, from the Issue Date until the principal thereof is paid or made available for payment. Interest on the Original Principal Amount of the Notes shall be payable semiannually in arrears on April 1 and October 1 in each year, commencing April 1, 2014. Interest will not accrue on any principal accreted to the Original Principal Amount of the Notes pursuant to Section 3.10. A Holder of any Note at 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest on the Original Principal Amount of such Note on the corresponding Interest Payment Date, notwithstanding the conversion of such Original Principal Amount of Notes at any time after the close of business on such Regular Record Date. The Original Principal Amount of Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on such Original Principal Amount of Notes. Notwithstanding the foregoing, no such payment of interest need be made by any converting Holder (a) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the third Trading Day following the corresponding Interest Payment Date, (b) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (c) if the Company has specified an Issuer’s Conversion Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (d) to the extent of any overdue interest existing at the time of conversion of the Original Principal Amount of such Note. Except as described above, no interest on the converted Original Principal Amount of Notes will be payable by the Company on any Interest Payment Date subsequent to the date of conversion, and delivery of shares of Common Stock or the combination of cash and shares of Common Stock, if applicable, pursuant to Article 11 hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy in full the Company’s obligation to pay the Accreted Principal Amount of the Notes and accrued and unpaid interest to, but not including, the related Conversion Date. The Company shall pay interest upon any overdue Original Principal Amount of principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Notes from the required payment date.

Section 3.06 Denomination; Currency; Payment.

(a) Each certificate representing a Note (whether a Definitive Note or a Global Note) shall be in the denomination of $1,000 and integral multiples of $1,000 in excess thereof.

(b) All obligations of the Company in respect of principal, interest or any other amount owing shall be payable in United States dollars.

(c) Principal of and interest on, Global Notes shall be payable to DTC in immediately available funds.

(d) Principal of Definitive Notes shall be payable at the office or agency of the Company maintained for such purpose, which initially shall be the corporate trust office of the Trustee. Interest on Definitive Notes will be payable (i) to Holders having an aggregate Original Principal Amount of $5,000,000 or less, by check mailed to the Holders of these Notes and (ii) to Holders having an aggregate Original Principal Amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

Section 3.07 Form of Notes.

(a) Except as otherwise provided pursuant to this Section 3.07, the Notes are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 3.08. The Notes are not issuable in bearer form. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Third Supplemental Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, that to the extent that any provision of the Note conflicts with the express provisions of the Indenture (not including the Note), the express provisions of the Indenture (not including the Note) shall govern and be controlling. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.

(b) The Notes shall be issued initially as Global Securities in the form of one or more permanent Global Notes, with the applicable legends as provided in Section 3.08. Each Global Note shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of DTC or its nominee and retained by the Trustee, as Securities Custodian, at its corporate trust office, for credit to the accounts of the Agent Members holding the Notes evidenced thereby. The aggregate Original Principal Amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and of DTC or its nominee, as hereinafter provided.

Section 3.08 Legends.

(a) In lieu of the Global Security legend set forth in Section 202 of the Base Indenture each Global Note issued hereunder shall bear the following legend (the “Global Note Legend”) on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF NOTES ATTACHED HERETO.”

(b) Legend for Definitive Notes. Definitive Notes will bear a legend substantially in the following form:

“THIS NOTE WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE UNLESS THE HOLDER OF THIS NOTE, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD NO NOTES.”

(c) In addition to the foregoing, certificates representing Additional Notes may bear such other legends as the Company determines are appropriate in light of transfer restrictions applicable to such Additional Notes

Section 3.09 Book-Entry Provisions for the Global Notes. (a) The Global Notes initially shall:

(i)	be registered in the name of DTC (or a nominee thereof);

(ii)	be delivered to the Trustee as Securities Custodian; and

(iii)	bear the Global Note Legend set forth in Section 3.08(a).

Members of, or participants in, DTC (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under such Global Note, and DTC may be treated by the Company, the Trustee and any agent of the Company as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(c) A Global Note may not be transferred, in whole or in part, to any Person other than DTC (or a nominee thereof) or to a successor thereof (or such successor’s nominee), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Note may be transferred in accordance with the rules and procedures of DTC.

(d) If at any time:

(i) DTC notifies the Company in writing that it is unwilling or unable to continue to act as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days of such notice;

(ii) DTC ceases to be registered as a “clearing agency” under the Exchange Act and a successor Depositary for the Global Notes is not appointed by the Company within 90 days of such cessation;

(iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes under the Indenture in exchange for all or any part of the Notes represented by a Global Note or Global Notes, subject to the procedures of DTC; or

(iv) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC for the issuance of Definitive Notes in exchange for such Global Note or Global Notes;

the Notes Custodian shall surrender such Global Note or Global Notes to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Company Order for the authentication and delivery of Notes, shall authenticate and deliver in exchange for such Global Note or Global Notes, Definitive Notes in an aggregate Original Principal Amount equal to the aggregate Original Principal Amount of such Global Note or Global Notes. Such Definitive Notes shall be registered in such names as DTC (or any nominee thereof) shall identify in writing as the beneficial owners of the Notes represented by such Global Note or Global Notes.

(e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Note to the beneficial owners thereof pursuant to Section 3.09(d), the Registrar shall reflect on its books and records the date and a decrease in the Original Principal Amount of such Global Note in an amount equal to the Original Principal Amount of the beneficial interests in such Global Note to be transferred.

Section 3.10 Accretion. Commencing on the Issue Date to, but not including, October 1, 2017, the principal amount of the Notes shall accrete at a rate, compounded semi-annually, equal to 2.00% per annum. Schedule B hereto sets forth the Accreted Principal Amounts per $1,000 Original Principal Amount of Notes as of specified dates during the period from the Issue Date through the Stated Maturity.

Section 3.11 CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

ARTICLE 4

COVENANTS

Section 4.01 Additional Interest. Notwithstanding anything to the contrary in the Base Indenture, if Additional Interest is payable by the Company pursuant to Section 7.03, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 4.02 Subsidiary Guarantees. Notwithstanding anything to the contrary in the Base Indenture, if the Company shall issue any unsecured debt securities that are publicly traded or eligible for trading in the Portal Market (“Public Debt Securities”), and any of the Company’s Subsidiaries that is not a Subsidiary Guarantor provides a guarantee with respect to such Public Debt Securities, then the Company shall, within 30 days following such issuance, cause each such Subsidiary to execute a supplement to the Indenture under which such Subsidiary will guarantee the Company’s obligations under the Notes on terms set forth in Article 13. The guarantee of the Notes by any such Subsidiary may be released if the Subsidiary no longer guarantees such Public Debt Securities, if such Subsidiary is dissolved or liquidated, if such Subsidiary is no longer the Company’s Subsidiary or upon satisfaction and discharge of the Notes in accordance with the Indenture or otherwise as provided in Article 13.

ARTICLE 5

REPORTING OBLIGATIONS

Section 5.01 Reporting Obligations.

(a) The Company shall deliver to the Trustee, within 15 days after it is required to file them with the SEC, copies of the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that in each case the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the Commission’s “EDGAR” or the “IDEA” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 5.01.

(b) Delivery of reports, information and other documents under this Section 5.01 to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.02 Compliance with Trust Indenture Act. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

ARTICLE 6

REDEMPTION OF NOTES

Section 6.01 Optional Redemption.

(a) Prior to October 1, 2016, the Notes shall not be redeemable at the Company’s option.

(b) On and after October 1, 2016, subject to the terms and conditions of this Article 6, the Company may, at its option, redeem for cash all or a portion of the Notes, at a price (the “Redemption Price”) equal to 100% of the Accreted Principal Amount of Notes to be redeemed, plus accrued and unpaid interest on the Original Principal Amount of the Notes to be redeemed to but excluding the Redemption Date.

(c) In the event that the Redemption Date occurs after a Regular Record Date for the payment of interest and on or prior to the related Interest Payment Date, the Redemption Price for any such Notes to be redeemed shall be 100% of the Accreted Principal Amount of such Notes, and accrued and unpaid interest on the Original Principal Amount of the Notes to be redeemed shall be paid to the Holder on such Regular Record Date.

Section 6.02 Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Company, the Company shall, on or prior to the date that is 15 days prior to the date on which notice is given to the Holders (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the Original Principal Amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 6.03. Any such notice may be cancelled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

Section 6.03 Selection by Trustee of Notes to Be Redeemed. If less than all the Notes are to be redeemed at any time pursuant to this Article 6, the particular Notes to be redeemed shall be selected by the Trustee, from the outstanding Notes not previously called for redemption, by lot or on a pro rata basis among the Notes or by such other method as the Trustee shall deem fair and appropriate, including any method required by DTC or any successor Depositary (and in such manner as is not prohibited by applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the Original Principal Amount of a Note not redeemed to less than $1,000.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the Original Principal Amount thereof to be redeemed.

For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the Original Principal Amount of such Note which has been or is to be redeemed.

If any Notes selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Notes so selected, the converted portion of such Notes shall be deemed (so far as may be), solely for purposes of determining the aggregate Original Principal Amount of Notes to be redeemed by the Company, to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 6.03 shall affect the right of any Holder to convert any Notes pursuant to Article 11 before the termination of the conversion right with respect thereto.

Section 6.04 Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 105 and 106 of the Base Indenture not less than 30 nor more than 60 calendar days prior to the Redemption Date, to the Trustee, the Paying Agent and each Holder of Notes to be redeemed. The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee an Officers’ Certificate, at least 15 calendar days prior to the date on which notice is required to be given to the Holders (unless shorter notice shall be satisfactory to the Trustee), requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the then current Conversion Rate and provide a statement that the Notes called for redemption may be converted at any time before the close of business on the third Scheduled Trading Day prior to the Redemption Date, and that Holders who wish to convert Notes must comply with the relevant procedures;

(d) if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate Original Principal Amount of Notes to be redeemed and the aggregate Original Principal Amount of Notes to be outstanding after such partial redemption;

(e) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the Original Principal Amount thereof remaining unredeemed;

(f) that on the Redemption Date the Redemption Price will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on the Original Principal Amount of Notes called for redemption (or the portion thereof) will cease to accrue and the Accreted Principal Amount shall cease to accrete on and after said date;

(g) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(h) the name and address of the Paying Agent and the Conversion Agent;

(i) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; and

(j) the CUSIP or ISIN number, and that no representation is made as to the accuracy or correctness of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

Section 6.05 Deposit of Redemption Price. Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in 1003 of the Base Indenture an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on that date other than Notes or portions of Notes called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.

Section 6.06 Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, unless converted, become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price or accrued and unpaid interest) such Notes shall cease to bear interest and the Accreted Principal Amount shall cease to accrete. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the Original Principal Amount and any premium shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes and the Accreted Principal Amount shall continue to accrete.

Section 6.07 Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article 6) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to 1002 of the Base Indenture (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such

Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate Original Principal Amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; provided that each such new Note will be in an Original Principal Amount of $1,000 or a multiple thereof.

ARTICLE 7

DEFAULTS AND REMEDIES

Section 7.01 Amendments to Base Indenture Events of Default.

(a) Section 501(2) of the Base Indenture is hereby amended and restated in its entirety as follows:

“(2) a default in the payment of all or any part of the Accreted Principal Amount of any of the Notes as and when the same shall become due and payable at Maturity;”

(b) Section 501(6) of the Base Indenture is hereby amended and restated in its entirety as follows:

“(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Company for all or substantially all of the Company’s or any Significant Subsidiary’s property; or

(iii) orders the winding up or liquidation of the Company or Significant Subsidiary;

and, in each case, the order or decree or relief remains unstayed and in effect for 90 days; or”

(c) Section 501(7) of the Base Indenture is hereby amended and restated in its entirety as follows:

“(7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

(vi) takes any corporate action to authorize or effect any of the foregoing; or

(vii) takes any comparable action under any foreign laws relating to insolvency; or”

Section 7.02 Events of Default. In addition to the Events of Default set forth in the Base Indenture and as amended by Section 7.01, an Event of Default with respect to the Notes shall be any of the following:

(a) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture (including, without limitation, the failure to deliver cash or shares of Common Stock, as applicable), upon exercise of a Holder’s conversion right or in accordance with Section 11.09, and such failure continues for a period of 10 days;

(b) failure by the Company to (i) give a Company Notice of the occurrence of a Fundamental Change to Holders pursuant to Section 10.01, (ii) notice of the anticipated effective date and the effective date of a Make-Whole Fundamental Change (as described in Section 11.03) or (iii) notice of a specified corporate transaction (as described in Section 11.01(a)(iv)) to Holders, in each case when due; or

(c) default by the Company or any Subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25,000,000 in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company or such Subsidiary from the Trustee (or to the Company and the Trustee from Holders of at least 25% in Original Principal Amount of outstanding Notes).

Section 7.03 Sole Remedy for Failure to Report. Notwithstanding any other provision of the Indenture, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations under Article 5 of this Third Supplemental Indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Original Principal Amount of the Notes at a rate equal to 0.25% per annum. This Additional Interest will be payable in the same manner and subject to the same terms as other interest payable under this Third Supplemental Indenture. The Additional Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with Article 5 or Section 314(a)(1) of the Trust Indenture Act first occurs to but not excluding the 365th day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations under Article 5 or Section 314(a)(1) of the Trust Indenture Act shall have been cured or waived). On such 365th day (or earlier, if the Event of Default relating to such reporting obligations is cured or waived prior to such 365th day), such Additional Interest will cease to accrue and the Notes will be subject to acceleration and other remedies as provided in this Article 7 if the Event of Default is continuing. For the avoidance of doubt, the provisions of this Section 7.03 will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

Section 7.04 Waiver of Past Defaults.

(a) Amendments to Base Indenture Waiver of Past Defaults. Section 513(1) of the Base Indenture is hereby amended and restated in its entirety as follows:

“(1) in the payment of the Accreted Principal Amount of or any premium or interest on the Notes of such series (including in connection with an offer to purchase by the Company made pursuant to the terms of this Indenture), or;”

(b) Waiver of Past Defaults. In addition to Section 513 of the Base Indenture, a Default or Event of Default resulting from a failure to deliver, upon conversion, shares of Common Stock or the combination of cash and shares of Common Stock, if any, due upon the conversion of the Notes cannot be waived without the consent of each Holder affected.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01 Discharge of Liability on Notes. Section 401 of the Base Indenture shall not apply to the Notes and references to “Section 401” in Section 402 of the Base Indenture shall become references to this Section 8.01. When (1) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes which have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Notes not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion (after all related ten Trading Day periods used to determine the Applicable Stock Price for such conversion have elapsed) and the Company shall deliver to the Holders shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Notes (other than any Notes which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Stated Maturity, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as applicable, and the Company shall deposit with the Trustee cash and shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Notes (other than any Notes which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the Accreted Principal Amount and interest accrued and unpaid on the Original Principal Amount to such Stated Maturity, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as the case may be, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture with respect to the Notes shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes; (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including interest with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under the Indenture with respect to the Notes), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 8.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture with respect to the Notes; provided, however, the Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with the Indenture with respect to the Notes.

Section 8.02 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture with respect to the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with the Indenture and the Notes to the Holders entitled thereto; provided, however, that if the Company makes any payment of Accreted Principal Amount of, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.03 Officers’ Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 8.01, the Company shall furnish to the Trustee an Officers’ Certificate or Opinion of Counsel stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with.

ARTICLE 9

AMENDMENTS

Section 9.01 Without Consent of Holders. In addition to those matters set forth in Section 901 of the Base Indenture, with respect to the Notes, without prior notice to, or consent of, any Holder of Notes, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may, pursuant to Section 901 of the Base Indenture as modified hereby, enter into one or more supplemental indentures, in form satisfactory to the Trustee, for any one of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency in the Indenture;

(b) to comply with Article Eight of the Base Indenture in respect of the assumption by a Successor Company of an obligation of the Company under the Indenture or to comply with Section 11.04 hereof; or

(c) to comply with any requirement of the SEC in connection with effecting the qualification of the Indenture under the Trust Indenture Act.

After an amendment under Section 901 of the Base Indenture or this Section 9.01 becomes effective, the Company shall send to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02 With Consent of Holders.

(a) Amendments to Base Indenture Amendment With Consent of Holders. Section 902(1) of the Base Indenture is hereby amended and restated in its entirety as follows:

“(1) change the Stated Maturity of the Accreted Principal Amount of, or any installment of Accreted Principal Amount of or interest on, any Note, or reduce the Accreted Principal Amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the Accreted Principal Amount of any Note which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Base Indenture, or change any Place of Payment where, or the coin or currency in which, the Accreted Principal Amount of any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of (a) any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date, or, in the case of the Issuer’s Conversion Option, on or after the Issuer’s Conversion Date, or in the case of an offer to purchase Notes which has been made pursuant to a covenant contained in this Indenture, on or after the applicable purchase date) or (b) any conversion right with respect to any Note, or modify the provisions of this Indenture with respect to the conversion of the Notes, in a manner adverse to the Holders;”

(b) With Consent of Holders. In addition to those matters set forth in Section 902 of the Base Indenture, with respect to the Notes, no amendment or supplemental indenture shall, without the consent of the Holders of each Outstanding Note affected thereby, reduce the Redemption Price, the Fundamental Change Purchase Price or the Purchase Price payable upon the redemption or repurchase or conversion of any Note or amend or modify in any manner adverse to Holders of the Notes the Company’s obligation to make such payments.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under the Indenture by any Holder of the Notes given in connection with a tender or exchange of such Holder’s Notes will not be rendered invalid by such tender or exchange.

After an amendment under this Section 9.02 becomes effective, the Company shall send to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written or electronic consents under Section 901 or 902 of the Base Indenture or Section 9.01 or 9.02 of this Third Supplemental Indenture, as applicable.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to the Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

Section 9.04 Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.05 Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive and (subject to Sections 601 and 603 of the Base Indenture) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by the Indenture.

ARTICLE 10

PURCHASE AT THE OPTION OF HOLDERS UPON A FUNDAMENTAL

CHANGE; PURCHASE AT THE OPTION OF HOLDERS

Section 10.01 Purchase at the Option of the Holder Upon a Fundamental Change. If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Notes on a date specified by the Company that is no later than the 35th calendar day after the date of the Company Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 10.03(d)) (the “Fundamental Change Purchase Date”). The Company shall purchase such Notes at a price (the “Fundamental Change Purchase Price”), which shall be paid in cash, equal to 100% of the Accreted Principal Amount of the Notes to be purchased plus accrued and unpaid interest on the Original Principal Amount of the Notes to be purchased to but excluding the Fundamental Change Purchase Date, unless the Fundamental Change Purchase Date is between a Regular Record Date and the Interest Payment Date to which it relates, in which case the Fundamental Change Purchase Price shall equal 100% of the Accreted Principal Amount of Notes to be purchased and accrued and unpaid interest on the Original Principal Amount of the Notes to be purchased shall be paid to the Holder of record on the Regular Record Date.

(a) Notice of Fundamental Change. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below) the Paying Agent, in the name of and at the expense of the Company, shall send to all Holders and the Trustee a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 10.03(a) hereof, on or before the 20th calendar day after the occurrence of such Fundamental Change. The Company shall promptly furnish to the Paying Agent a copy of such Company Notice.

(b) Exercise of Option. For a Note to be so purchased at the option of the Holder, such Holder must deliver to the Paying Agent such Note duly endorsed for transfer, together with a written notice of purchase (a “Fundamental Change Purchase Notice”) in the form entitled “Form of Fundamental Change Purchase Notice” attached to the Note duly completed, on or before the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

(i) with respect to Definitive Notes, the certificate numbers of the Notes which the Holder shall deliver to be purchased, or with respect to Global Notes, such notice must comply with appropriate Depositary procedures;

(ii) the portion of the Original Principal Amount of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in Original Principal Amount or a multiple thereof; and

(iii) that such Notes shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 4 of the Notes and in this Third Supplemental Indenture.

(c) Procedures. The Company shall purchase from a Holder, pursuant to this Section 10.01, Notes if the Original Principal Amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

Any purchase by the Company contemplated pursuant to the provisions of this Section 10.01 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Notes.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 10.01 shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 10.03(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

At or before 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Fundamental Change Purchase Price of the Notes to be purchased pursuant to this Section 10.01. Payment by the Paying Agent of the Fundamental Change Purchase Price for such Notes shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of this Third Supplemental Indenture, cash sufficient to pay the Fundamental Change Purchase Price of such Notes on the Fundamental Change Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue and the Accreted Principal Amount shall cease to accrete, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest, upon delivery or transfer of the Notes). Nothing herein shall preclude any withholding tax required by law.

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

Section 10.02 Purchase of Notes at the Option of the Holder.

(a) A Holder shall have the option to require the Company to purchase any outstanding Notes on each of October 1, 2017, October 1, 2022 and October 1, 2027 (each, a “Purchase Date”), at a price (the “Purchase Price”) which shall be paid in cash, equal to 100% of the Accreted Principal Amount of the Notes to be repurchased plus any accrued and unpaid interest on the Original Principal Amount of the Notes to be repurchased to but excluding the Purchase Date, upon:

(i) delivery to the Paying Agent by the Holder of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the second Business Day prior to such Purchase Date, stating:

(A) if certificated, the certificate numbers of the Notes which the Holder will deliver to be purchased, or, if not certificated, the Purchase Notice must comply with appropriate Depositary procedures;

(B) the portion of the Original Principal Amount of the Notes which the Holder will deliver to be purchased, which portion must be $1,000 in Original Principal Amount or a multiple thereof; and

(C) that such Notes shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in paragraph 4 of the Notes and in this Third Supplemental Indenture; and

(ii) delivery or book-entry transfer of such Notes to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 10.02 only if the Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

(b) The Company shall purchase from a Holder, pursuant to this Section 10.02, Notes if the Original Principal Amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

(c) Any purchase by the Company contemplated pursuant to the provisions of this Section 10.02 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Notes.

(d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 10.02 shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 10.03(b).

(e) The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(f) At or before 11:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Purchase Price of the Notes to be purchased pursuant to this Section 10.02. Payment by the Paying Agent of the Purchase Price for such Notes shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of this Third Supplemental Indenture, cash sufficient to pay the Purchase Price of such Notes on the Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue and the Accreted Principal Amount shall cease to accrete, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price and previously accrued interest upon delivery or transfer of the Notes). Nothing herein shall preclude any withholding tax required by law.

(g) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

Section 10.03 Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change and Purchase of Notes at the Option of the Holder.

(a) Notice of Purchase Date or Fundamental Change. The Company shall send notices (each, a “Company Notice”) to the Holders, the Trustee and the Paying Agent, not less than 20 Business Days prior to each Purchase Date, or on or before the 20th calendar day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a “Company Notice Date”). Each Company Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice, as the case may be, to be completed by a Holder and shall state:

(i) the applicable Purchase Price or Fundamental Change Purchase Price, as the case may be;

(ii) if conversion is permitted under Section 11.01(a)(iv), the Conversion Rate at the time of such notice and any expected adjustments to the Conversion Rate;

(iii) the applicable Purchase Date or Fundamental Change Purchase Date, as the case may be, and the last date on which a Holder may exercise its repurchase rights under Section 10.01 or Section 10.02, as applicable;

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or the Fundamental Change Purchase Price, as the case may be;

(vi) that Notes as to which a Purchase Notice or a Fundamental Change Purchase Notice has been delivered may be surrendered for conversion only if the applicable Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in accordance with the terms of this Third Supplemental Indenture;

(vii) that the Purchase Price or the Fundamental Change Purchase Price for any Notes as to which a Purchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or the Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Notes;

(viii) the procedures the Holder must follow under Sections 10.01 or 10.02, as applicable, and Section 10.03;

(ix) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Notes covered by any Purchase Notice or Fundamental Change Purchase Notice, as applicable, interest will cease to accrue and the Accreted Principal Amount shall cease to accrete on and after the Purchase Date or Fundamental Change Purchase Date, as applicable;

(x) the CUSIP or ISIN number of the Notes;

(xi) the procedures for withdrawing a Purchase Notice or a Fundamental Change Purchase Notice, as the case may be; and

(xii) in the case of a Company Notice pursuant to Section 10.01, the events causing a Fundamental Change and the effective date of the Fundamental Change.

Simultaneously with providing such Company Notice, the Company will publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on its then existing website or through such other public medium as it may use at the time.

At the Company’s request, made at least five Business Days prior to the date upon which such notice is to be sent, and at the Company’s expense, the Paying Agent shall give the Company Notice in the Company’s name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

(b) Adequacy and Effect of Purchase Notice or Fundamental Change Purchase Notice; Withdrawal; Effect of Event of Default. The Company shall reasonably determine whether the Purchase Notice or Fundamental Change Purchase Notice delivered by the relevant Holders satisfies the conditions set out in Section 10.02(a), Section 10.01(b) and Section 10.03 for such notices. The Company’s determination under this Section 10.03(b) will be binding and conclusive, absent manifest error.

Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 10.02(a) or Section 10.01(b), as applicable, the Holder of the Notes in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price with respect to such Notes. Such Purchase Price or Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Notes (provided the conditions in this Article 10 have been satisfied) and (y) the time of delivery or book-entry transfer of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 10.02 or Section

10.01, as applicable. Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates, specifying:

(i) the Original Principal Amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii) if certificated, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate Depositary procedures; and

(iii) the Original Principal Amount, if any, of such Notes which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

There shall be no purchase of any Notes pursuant to Section 10.02 or Section 10.01 if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Third Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(c) Notes Purchased in Part. Any Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Notes, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Original Principal Amount equal to, and in exchange for, the portion of the Original Principal Amount of the Notes so surrendered which is not purchased.

(d) Covenant to Comply with Securities Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Section 10.02 or Section 10.01, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 10.02 or Section 10.01 to be exercised in the time and in the manner specified in Section 10.02 or Section 10.01. To the extent any other provision of the Indenture conflicts with any of the foregoing, the foregoing shall govern.

(e) Repayment to the Company. Subject to applicable abandoned property laws, the Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed, as provided in paragraph 8 of the Notes, together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any, that is held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 10.01(c) or Section 10.02(f), as applicable, exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any.

(f) Officers’ Certificate. At least five Business Days before the Company Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying whether the Company desires the Trustee to give the Company Notice required by Section 10.03(a) herein.

ARTICLE 11

CONVERSION

Section 11.01 Conversion of Notes. (a) Right to Convert. Subject to the procedures for conversion set forth in this Article 11, a Holder may convert its Notes prior to September 1, 2032 when one or more of the conditions specified below are met and during the related specified period, subject to the limitation in clause 11.01(a)(iii). All references herein to a conversion of Notes refer to conversion of the Original Principal Amount thereof, and, for the avoidance of doubt, the amount of consideration deliverable upon conversion of the Notes shall not be affected by accretion of Accreted Principal Amount pursuant to Section 3.10. On and after September 1, 2032, as set forth under clause (b) below, a Holder may convert its Notes until the close of business on the second Business Day immediately preceding Stated Maturity regardless of the conditions specified below. Whenever the Notes shall become convertible upon one or more of the conditions stated in clauses (i), (ii), (iv)(A), (iv)(B) or (iv)(C) below, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in 106 of the Base Indenture and, in the case of one or more conditions stated in clauses (iv)(B) or (iv)(C), the Company shall also publish a notice in accordance with Section 10.03(a). For the avoidance of doubt, the Trustee has no duty to determine if Notes have become convertible, and its only obligation is to notify Holders of such at the Company’s request. Whenever the Notes shall become convertible upon the condition stated in clause (iii), notice of the event triggering such convertibility shall be given in accordance with the provisions of Section 6.04 or 11.09(c). Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

(i) Conversion Upon Satisfaction of Sale Price Condition. A Holder may surrender all or a portion of its Notes for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after December 31, 2013 if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 135% of the Conversion Price in effect on such last Trading Day.

(ii) Conversion Upon Satisfaction of Trading Price Condition. Prior to October 1, 2017, a Holder may surrender its Notes for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 Original Principal Amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 11.01(a)(ii), for each Trading Day of the Measurement Period was less than 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such Trading Day. In connection with any conversion in accordance with this Section 11.01(a)(ii), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless requested by the Company; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 Original Principal Amount of Notes would be less than 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 Original Principal Amount of Notes for any Trading Day is greater than or equal to 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If, upon presentation of such reasonable evidence by the Holder, the Bid Solicitation Agent does not make such determination, then the Trading Price per $1,000 Original Principal Amount of Notes shall be deemed to be less than 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

If pursuant to the foregoing paragraph the Trading Price per $1,000 Original Principal Amount of Notes is less than 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate then the Company shall as promptly as practicable so notify the Holders in accordance with Section 106 of the Base Indenture. If, at any time after the Trading Price per $1,000 Original Principal Amount of Notes is less than 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate, the Trading Price per $1,000 Original Principal Amount of Notes is greater than 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate then the Company shall as promptly as practicable so notify Holders in accordance with Section 106 of the Base Indenture.

(iii) Conversion Upon Notice of Redemption or Issuer’s Conversion Option. If the Company calls any or all of the Notes for Redemption or exercises the Issuer’s Conversion Option, a Holder may surrender any or all of its Notes for conversion which have been called for redemption or Issuer’s Conversion Option at any time prior to the close of business on the third Scheduled Trading Day prior to the related Redemption Date or the Issuer’s Conversion Date, even if the Notes are not otherwise convertible at such time, after which time a Holder’s right to convert will expire unless the Company defaults in the payment of the Redemption Price or the satisfaction of the Conversion Obligation.

(iv) Conversion Upon Specified Corporate Transactions.

(A) If the Company elects to (1) distribute to all holders of Common Stock any rights or warrants entitling them to purchase, for a period expiring within 45 days after the Ex-Dividend Date of the distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Price of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, or (2) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share Fair Market Value, as determined by the Company’s Board of Directors, exceeding 15% of the Last Reported Sale Price on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, then, in each case, the Company must notify the Holders of such distribution and of their rights under this clause (A), in the manner provided in Section 106 of the Base Indenture, at least 15 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender Notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to such Ex-Dividend Date or the Company’s announcement that such distribution will not take place even if the Notes are not otherwise convertible at such time.

(B) If the Company is party to a transaction described in clause (2) of the definition of Fundamental Change (without giving effect to the proviso in such clause or the proviso set forth in the definition thereof relating to Publicly Traded Securities), the Company must notify Holders of such an event and of their rights under this clause (B), in the manner provided in Section 106 of the Base Indenture, at least 15 Scheduled Trading Days prior to the anticipated effective date for such transaction. Once the Company has given such notice, Holders may surrender Notes for conversion at any time until seven Scheduled Trading Days after the actual effective date of such transaction or, if later, the related Fundamental Change Purchase Date.

(C) A Holder may surrender all or a portion of such Holder’s Notes for conversion, if a Fundamental Change of the type described in clause (1) or (3) in the definition thereof occurs. In such event, Holders may surrender Notes for conversion at any time beginning on the actual Effective Date of such Fundamental Change until and including the date which is seven Scheduled Trading Days after the actual effective date of such transaction or, if later, until the related Fundamental Change Purchase Date.

A Holder may convert a portion of the Original Principal Amount of Notes if the portion is $1,000 or a multiple of $1,000. The number of shares of Common Stock issuable or the combination of cash payable and the number of shares of Common Stock issuable, if any, upon conversion of a Note shall be determined as set forth in Section 11.01(d).

(b) Conversion During Specified Period Immediately Prior to Stated Maturity. Notwithstanding anything herein to the contrary, a Holder may surrender its Notes for conversion beginning on September 1, 2032 until the close of business on the second Business Day immediately preceding the Stated Maturity.

(c) Conversion Procedures. The following procedures shall apply to the conversion of Notes (including any conversion pursuant to Section 11.09):

(i) In respect of a Definitive Note, and, in the case of conversion pursuant to Section 11.09, subject to 11.09(g), if applicable, a Holder must (A) complete and manually sign the conversion notice on the back of the Note, or a facsimile of such conversion notice; (B) deliver such conversion notice, which is irrevocable, and the Note to the Conversion Agent; (C) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent; (D) if required pursuant to Section 11.01(f) below, pay all transfer or similar taxes; and (E) if required pursuant to Section 3.05, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled.

(ii) In respect of a beneficial interest in a Global Note, and, in the case of conversion pursuant to Section 11.09, subject to 11.09(g), if applicable, a Beneficial Owner must comply with DTC’s procedures for converting a beneficial interest in a Global Note and, if required pursuant to Section 3.05, pay funds equal to interest payable on the next Interest Payment Date to which such Beneficial Owner is not entitled, and if required, taxes or duties, if any.

The date a Holder satisfies the foregoing requirements or, as applicable, the Issuer’s Conversion Date, is each a “Conversion Date” hereunder. With respect to a conversion of a Note pursuant hereto, if the Company elects to satisfy the applicable Conversion Obligation solely in shares of Common Stock (plus cash in lieu of fractional shares), the Person in whose name any shares of Common Stock shall be issuable upon such conversion shall be treated as a stockholder of record of the Company, to the extent permitted by law, of such shares of Common Stock as of the close of business on the relevant Conversion Date. If the Company elects to satisfy the applicable Conversion Obligation in cash and shares of Common Stock (plus cash in lieu of fractional shares), the person in whose name any shares of Common Stock shall be issuable upon such conversion will become the holder of record of such shares of Common Stock as of the close of business on the last Trading Day (the “Relevant Date”) of the related ten Trading Day period used to determine the Applicable Stock Price for such conversion. On and after the Conversion Date with respect to a conversion of a Note pursuant hereto, all rights of the

Holder of such Note shall terminate, other than the right to receive the consideration deliverable upon conversion of such Note as provided herein. A Holder of a Note is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Note (or such Holder’s Notes are converted pursuant to Section 11.09) and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, the close of business on the Conversion Date or the Relevant Date or respective Conversion Dates or Relevant Dates, as the case may be, with respect to such conversion.

If more than one Note of a Holder is converted at the same time, the number of shares of Common Stock issuable or the combination of the cash payable and number of shares of Common Stock issuable upon the conversion, if any, shall be based on the total Original Principal Amount of the Notes converted.

Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in Original Principal Amount to the unconverted portion of the Note surrendered.

Delivery of shares of Common Stock will be accomplished by delivery to the Conversion Agent of certificates for the relevant number of shares of Common Stock, other than in the case of Holders of Global Notes in book-entry form with DTC, in which case shares of Common Stock shall be delivered in accordance with DTC customary practices.

(d) Settlement Upon Conversion. In the event that the Company receives a Holder’s notice of conversion upon satisfaction of one or more of the conditions to conversion described in this Section 11.01, or in the event that the Company exercises its election to convert all or a portion of the Notes pursuant to Section 11.09, the Company will notify the relevant Holders within two Scheduled Trading Days following the Conversion Date whether the Company will satisfy its obligation to convert the Notes through delivery of (x) shares of Common Stock pursuant to clause (ii) below (plus cash in lieu of fractional shares) or (y) a combination of cash and shares of Common Stock pursuant to clause (i) below. At any time on or before the 13th Scheduled Trading Day prior to the Stated Maturity, the Company may irrevocably waive, in its sole discretion without the consent of the Holders, by notice to the Trustee and to the Holders, its right to satisfy its Conversion Obligation in shares of its Common Stock pursuant to clause (ii) below (plus cash in lieu of any fractional shares); provided that the Company may not elect to satisfy such obligation pursuant to clause (ii) below if the Company has made the election to waive such right to do so. Notwithstanding the foregoing, if the Company elects to redeem the Notes, it will, in its notice of redemption, elect whether it will settle any conversions of Notes called for redemption pursuant to clause (i) or (ii) below (unless it has irrevocably elected to waive its right to satisfy its Conversion Obligation pursuant to clause (ii) below), which election shall apply to all Notes converted following the Company’s notice of redemption.

(i) If the Company chooses or has to satisfy its obligation to convert the Notes (the “Conversion Obligation”) by a combination of cash and shares of Common Stock, upon conversion the Company will, deliver to converting Holders, in respect of each $1,000 Original Principal Amount of Notes being converted, a “Settlement Amount” equal to (i) cash in an amount equal to the lesser of (a) the Conversion Value and (b) $1,000; (ii) if the Conversion Value is greater than $1,000, an amount in shares equal to the difference between the Conversion Value and $1,000, divided by the Applicable Stock Price for such Notes; and (iii) cash in lieu of any fractional shares as described below in Section 11.01(e).

The Settlement Amount in respect of any Note converted pursuant to this clause (i) will be delivered to converting Holders as soon as practicable following the last day following the determination of the Applicable Stock Price for such Note.

(ii) If the Company elects to satisfy all of its Conversion Obligation with respect to Notes to be converted in shares of Common Stock, the Company will deliver to any converting Holder, for each $1,000 Original Principal Amount of the Notes, a number of shares of Common Stock equal to the Conversion Rate for such Notes, plus cash in lieu of any fractional shares determined as described below in Section 11.01(e).

The shares of Common Stock in respect of any Note converted (and cash in lieu of any fractional shares) pursuant to this clause (ii) will be delivered through the Conversion Agent or DTC as soon as practicable following the Conversion Date for such Note.

(e) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Notes. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Applicable Stock Price by the fractional amount and rounding the product to the nearest whole cent.

(f) Taxes on Conversion. If a Holder converts Notes (or Notes are converted pursuant to Section 11.09), the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name, but the Conversion Agent shall have no duty to determine if any such tax is due. Nothing herein shall preclude any withholding of tax required by law.

(g) Certain Covenants of the Company.

(i) The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Notes.

(ii) All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

(iii) The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each U.S. national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

(iv) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value per share of the Common Stock, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company should take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

(h) Notwithstanding anything to the contrary in this Indenture, but subject to Section 11.09(f), (i) any Note that is subject to an Issuer’s Conversion Option pursuant to Section 11.09 for which a Holder has delivered an appropriate instruction form for conversion to the Depositary or a Conversion Notice pursuant to Section 11.01(c) on or after the date an Issuer’s Conversion Notice has been sent will be converted pursuant to Section 11.09 and will not be voluntarily converted pursuant to Section 11.01 and (ii) any Note for which a Holder has delivered an appropriate instruction form for conversion to the Depositary or a Conversion Notice pursuant to Section 11.01 prior to the date of sending of an Issuer’s Conversion Notice will not be converted pursuant to 11.09 and will be voluntarily converted pursuant to Section 11.01.

Section 11.02 Adjustments to Conversion Rate. The Conversion Rate shall be adjusted by the Company as follows:

(a) If the Company issues shares of Common Stock as a dividend or distribution on all of the shares of the Common Stock, or effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

CR’	=	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be; and

OS’	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination, as the case may be.

Such adjustment shall become effective immediately after (i) the Ex-Dividend Date for such dividend or distribution or (ii) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution of the type described in this Section 11.02(a) is declared but not so paid or made, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to all holders of its Common Stock any rights or warrants (other than pursuant to any rights plan described in Section 11.02(c)(ii) below) entitling them to purchase, for a period of not more than 45 days after the Ex-Dividend Date for the distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’	=	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

For purposes of this Section 11.02(b), in determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than the average of the applicable Last Reported Sale Prices, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. If any right or warrant described in this Section 11.02(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right or warrant had not been so issued. Any adjustment made pursuant to this Section 11.02(b) shall become effective immediately after the Ex-Dividend Date for the applicable distribution.

(c) If the Company distributes shares of Capital Stock, evidences of its indebtedness or other assets or property of the Company to all holders of the Common Stock, excluding:

(i) dividends or distributions referred to in clause (a) or (b) above;

(ii) rights issued to all holders of Common Stock pursuant to a rights plan, where such rights are not at the time of such distribution exercisable, continue to trade with the Common Stock and Holders will receive such rights together with any Common Stock upon conversion as described in Section 11.06;

(iii) dividends or distributions paid exclusively in cash; and

(iv) Spin-Offs to which the provisions set forth below in this clause (c) shall apply;

then the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’	=	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the average of the Fair Market Values (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the Ex-Dividend Date for the applicable distribution.

If “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the adjustment described in this Section 11.02(c), each Holder of Notes shall receive, for each $1,000 Original Principal Amount of Notes, without conversion and at the same time and upon the same terms as holders of Common Stock, the amount and kind of our capital stock, evidences of the Company’s indebtedness or other assets or property of the Company (including cash, rights, options or warrants to acquire the Company’s capital stock or other securities) that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the tenth Trading Day immediately following, and including, the effective date of the Spin-Off;

CR’	=	the new Conversion Rate in effect immediately after the tenth Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.

Such adjustment shall occur immediately after the tenth Trading Day immediately following, and including, the effective date of the Spin-Off provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten Trading Days following the effective date of any Spin-Off, references within the portion of this clause (c) related to “Spin-Offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the relevant Conversion Date.

If any such dividend or distribution described in this clause (c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If any cash dividend or distribution is made to all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution;

CR’	=	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share of Common Stock of the Company distributes to holders of Common Stock.

An adjustment to the Conversion Rate made pursuant to this clause (d) shall become effective immediately after the Ex-Dividend Date for the applicable dividend or distribution.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the adjustment described in this Section 11.02(d), each Holder of Notes shall receive, for each $1,000 Original Principal Amount of Notes, without conversion and at the same time and upon the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Trading Day immediately preceding the Ex-Dividend Date for such cash dividend or distribution.

If any dividend or distribution described in this clause (d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the new Conversion Rate in effect immediately following the last Trading Day of the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration of such tender or exchange offer;

OS’	=	the number of shares of Common Stock outstanding immediately after the expiration of such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this clause (e) shall become effective immediately following the tenth Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten Trading Days following the date that any tender or exchange offer expires, references within this clause (e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f) Notwithstanding the foregoing provisions of this Section 11.02, no adjustment will be made thereunder, nor shall an adjustment be made to the ability of a Holder to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder’s Notes as if such Holder held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the Original Principal Amount (expressed in thousands) of the Notes held by such Holder, without having to convert its Notes.

Further, if the application of the foregoing formulas in this Section 11.02 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (except on account of share combinations).

(g) No adjustment to the Conversion Rate will be made unless as specifically set forth in this Section 11.02 and Section 11.03.

(h) Without limiting the foregoing, no adjustment to the Conversion Rate need be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date;

(iv) for a change in the par value of the Common Stock;

(v) for accrued and unpaid Interest; or

(vi) for accretion of the Accreted Principal Amount.

(i) No adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, the Company shall make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) on the Conversion Date for any Notes and (ii) if the Notes are called for redemption, all adjustments not previously made will be made for all the Notes to be converted after the Company’s notice of redemption to the applicable Redemption Date. If a Conversion Rate adjustment becomes effective on any Ex-Dividend Date in accordance with Section 11.02, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the Record Holder of Common Stock as of the related Conversion Date as provided in Section 11.01(c) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in Section 11.02, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of shares of Common Stock on an unadjusted basis on such Conversion Date and participate in the related dividend, distribution or other event giving rise to such adjustment.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Conversion Rate to the Holder of each Note at such Holder’s last address appearing on the Securities Register provided for in Section 305 of the Base Indenture within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) For purposes of this Section 11.02, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. If the Company pays any dividend or makes any distribution on, or issues any rights, options or warrants in respect of, shares of Common Stock held in treasury by the Company, the Company shall not issue, transfer or convey such shares of Common Stock in a manner that would have the effect of circumventing the provisions of this Section 11.02.

(l) Whenever any provision of this Article 11 requires a calculation of an average of Last Reported Sale Prices over a span of multiple days, the Company will make appropriate adjustments (determined in good faith by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.

Section 11.03 Adjustment to Common Stock Delivered Upon Make-Whole Fundamental Change. (a) If a Make-Whole Fundamental Change occurs prior to October 1, 2016 and a Holder elects to convert Notes in connection with such Make-Whole Fundamental Change, then the Conversion Rate for such converted Notes shall, under certain circumstances, be increased by the Additional Shares, if any, as described below. Any conversion will be deemed for these purposes to be in connection with such Make-Whole Fundamental Change only if such Notes are surrendered for conversion on or following the effective date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date, or in the case of a Make-Whole Fundamental Change that does not also constitute a Fundamental Change, the 30th Trading Day immediately following the Effective Date and notwithstanding the fact that a Note may then be convertible because another condition to conversion also has been satisfied. The Company must notify Holders and the Trustee of the anticipated Effective Date of such Make-Whole Fundamental Change, in the manner provided in Section 106 of the Base Indenture, at least 15 Scheduled Trading Days prior to the anticipated Effective Date for such transaction and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(b) The number of Additional Shares payable pursuant to this Section 11.03 or 11.09 will be determined by reference to the table attached as Schedule A hereto, based on the Effective Date and the Stock Price; provided that if the Stock Price is between two Stock Price amounts set forth in such table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year; provided further that if the Stock Price is greater than $70.00 per share (subject to adjustment as set forth in clause (c) below) or less than $23.16 per share (subject to adjustment as set forth in clause (c) below), then no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, the Conversion Rate shall not exceed 43.1779 per $1,000 Original Principal Amount of Notes on account of adjustments pursuant to this Section 11.03, subject to adjustments set out in Section 11.02(a) through (e).

(c) The Stock Prices set forth in the first row of the table in Schedule A hereto will be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted pursuant to Section 11.02. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table will be adjusted in the same manner as the Conversion Rate as set forth in Section 11.02.

Section 11.04 Effect of Recapitalizations, Reclassifications, and Changes of Common Stock. (a) If any of the following events occur: (i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 11.02(a) applies), (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person, or (iii) any sale or conveyance to another Person of all or substantially all of the property and assets of the Company and its Subsidiaries, in each case as a result of which Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event or transaction, a “Reorganization Event”), then, following the effective time of the Reorganization Event, the right to receive shares of Common Stock upon conversion of Notes, if any, will be changed into a right to receive the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (the “Reference Property”) that a Holder would have been entitled to receive upon such Reorganization Event in respect of Common Stock, as provided below. If the Reorganization Event causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company will notify Holders of the weighted average as soon as practicable after such determination is made. Upon such Reorganization Event, the Company or any Successor Company will enter into a supplemental indenture consistent with the foregoing. Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article 11 and Article 10 and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the original issuer of the Notes.

(b) Following the effective time of any such Reorganization Event, settlement of Notes converted shall be in units of Reference Property or cash and units of Reference Property, if applicable, determined in accordance with Section 11.01(d)(i) and Section 11.01(d)(ii) above. The Conversion Rate will relate to units of Reference Property (a “unit” of Reference Property being the kind and amount of reference property that a holder of one share of Common Stock would have received in such transaction); and the Applicable Stock Price will be determined based on Last Reported Sale Prices of one unit of Reference Property.

(c) The Company shall cause notice of the execution of any supplemental indenture required by this Section 11.04 to be sent to each Holder, at its address appearing on the Securities Register provided for in Section 305 of the Base Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d) The above provisions of this Section 11.04 shall similarly apply to successive Reorganization Events.

(e) If this Section 11.04 applies to any event or occurrence, Section 11.02 shall not apply in respect of such event or occurrence.

(f) The Company shall not become a party to any Reorganization Event unless its terms are consistent with the foregoing. None of the foregoing provisions shall affect the right of a Holder of Notes to convert the Notes as set forth in and subject to Section 11.01 prior to the effective time of such Reorganization Event.

Section 11.05 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any Holder of Notes to determine when the Notes become convertible, the Conversion Rate, or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any cash or shares of Common Stock or stock certificates or other securities or property upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 11. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.04 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any Reorganization Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 601 of the Base Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers’ Certificate with respect thereto.

Section 11.06 Stockholder Rights Plan. To the extent that the Company has a rights plan in effect upon conversion of the Notes into Common Stock, the Holder will receive upon conversion of the Notes in respect of which the Company has elected to deliver Common Stock, if applicable, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of indebtedness or assets as described in Section 11.02(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. In lieu of any such adjustment, the Company may amend such applicable stockholder rights agreement to provide that upon conversion of the Notes the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights agreement.

Section 11.07 No Stockholder Rights. For the avoidance of doubt, Holders of Notes will not have any rights as holders of Common Stock (including voting rights and rights to receive any dividends or other distributions on the Common Stock) if and until the Notes are converted into shares of Common Stock.

Section 11.08 Withholding Taxes for Adjustments in Conversation Rate. If the Company pays withholding taxes on behalf of a Holder as a result of an adjustment to the Conversion Rate, the Company may, at its option, set off such payments against payments of cash and shares of Common Stock on the Notes.

Section 11.09 Issuer’s Conversion Option.

(a) If at any time the Last Reported Sale Price of the Common Stock has equaled or exceeded 130% of the Conversion Price then in effect for at least 20 Trading Days in any 30 Trading Day Period, the Company may, at its option, elect to convert the Note in whole or in part (an “Issuer’s Conversion Option”) into an amount of cash and a number of shares of Common Stock, if any, determined in accordance with Section 11.01(d) hereof by sending (or pursuant to Section 11.09(c), having the Trustee send) an Issuer’s Conversion Notice within five Trading Days of the end of any such 30 Trading Day Period.

(b) If the Company elects to exercise its Issuer’s Conversion Option on or prior to October 1, 2016, the Company shall increase the Conversion Rate for the Notes so converted by the number of Additional Shares determined in accordance with the table set forth in Schedule A and Sections 11.03(b) and (c).

(c) If the Company elects to exercise its Issuer’s Conversion Option pursuant to Section 11.09(a), the Company or, at the written request and expense of the Company, the Trustee, shall mail or cause to be delivered to each Holder subject to such Issuer’s Conversion Option a notice (an “Issuer’s Conversion Notice”) of an Issuer’s Conversion Option not more than 30 Trading Days but not less than 10 Trading Days prior to the day selected by the Company on which the Notes will be converted pursuant to the Issuer’s Conversion Option (the

“Issuer’s Conversion Date”; and the date such Issuer’s Conversion Notice is sent to the Holders in the manner herein provided, the “Issuer’s Conversion Notice Date”). If the Company gives such notice, it shall also deliver a copy of such Issuer’s Conversion Notice to the Trustee. If such notice is to be given by the Trustee, the Company shall prepare and provide the form and content of such Issuer’s Conversion Notice to the Trustee. With respect to Definitive Notes, such delivery shall be by first class mail, and with respect to Global Notes, such delivery shall be pursuant to the applicable procedures of the Depositary. The notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not any Holder receives such notice.

Each Issuer’s Conversion Notice shall state:

(i) the Issuer’s Conversion Notice Date;

(ii) the aggregate Original Principal Amount of Notes to be converted;

(iii) the CUSIP or similar number or numbers of the Notes being converted, and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

(iv) the Issuer’s Conversion Date;

(v) that on and after the Issuer’s Conversion Date interest on the Notes to be converted will cease to accrue and the Accreted Principal Amount shall cease to accrete;

(vi) the name and address of each Paying Agent and Conversion Agent and the place or places where such Notes are to be surrendered for conversion; and

(vii) the Conversion Rate then in effect and, if any, the number of Additional Shares by which the Conversion Rate of the converted Notes shall be increased.

(d) Notwithstanding the foregoing, the Company may only exercise its Issuer’s Conversion Option pursuant to Section 11.09(a) if, as evidenced by an Officers’ Certificate, all of the conditions listed below (the “Equity Conditions”) are satisfied on each day during the period (x) commencing ten days prior to the date an Issuer’s Conversion Notice is sent to Holders and (y) ending on the Issuer’s Conversion Date (the “Equity Conditions Measuring Period”). The Equity Conditions are as follows:

(i) either (1) all shares of Common Stock issuable upon conversion of the Notes and held by a non-Affiliate of the Company shall be eligible for sale without the need for registration under any applicable federal or state securities laws or (2) a shelf registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Notes has been filed by the Company and been declared effective by the SEC or is automatically effective and is available for use, and the Company expects such shelf registration statement to remain effective and available for use from the Issuer’s Conversion Notice Date until thirty (30) days following the Issuer’s Conversion Date;

(ii) during the Equity Conditions Measuring Period, the Common Stock is listed or traded on The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or the New York Stock Exchange, or any of their respective successors (each, an “Eligible Market”) and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two Trading Days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market;

(iii) any applicable shares of Common Stock to be issued upon conversion may be issued in full without violating the rules or regulations of New York Stock Exchange or any other applicable Eligible Market on which the Common Stock delivered upon conversion is then listed or trading; and

(iv) no Default or Event of Default under this Indenture shall have occurred and be continuing.

(e) If fewer than all of the Notes are to be converted at the option of the Company, the Issuer’s Conversion Notice shall identify the Notes to be converted (including the CUSIP or similar number or numbers, if any). In case any Note is to be converted in part only, the Issuer’s Conversion Notice shall state the portion of the Original Principal Amount thereof to be converted and shall state that, on and after the Issuer’s Conversion Date, upon surrender of such Note, a new Note or Notes in Original Principal Amount equal to the unconverted portion thereof will be issued.

(f) If the Company opts to convert less than all of the outstanding Notes, the Trustee shall select or cause to be selected the Notes or portions thereof to be converted (in Original Principal Amount of $1,000 or an integral multiple of $1,000 in excess thereof) by lot or on a pro rata basis among the Notes or by such other method as the Trustee shall deem fair and appropriate, including any method required by DTC or any successor Depositary (and in such manner as is not prohibited by applicable legal requirements). To the extent any Note or part thereof selected for Issuer’s Conversion Option is submitted for a voluntary conversion to be given effect pursuant to Section 11.01(h), the portion of such Note submitted for a voluntary conversion shall be deemed (so far as may be possible) to be from the portion selected for Issuer’s Conversion Option (with any remaining portion being voluntarily converted pursuant to Section 11.01 hereof); provided, however, for the avoidance of doubt, that the Conversion Rate of any such Note submitted for a voluntary conversion but that is so deemed to be from the portion selected for Issuer’s Conversion Option will not be increased by Additional Shares, and such portion will otherwise be voluntarily converted pursuant to Section 11.01 hereof.

(g) Each Holder of a Note, by the Holder’s acceptance thereof, agrees to take the following actions prior to the Issuer’s Conversion Date in respect of the portion of its Notes subject to an Issuer’s Conversion Option if deemed necessary by the Company or, in the case of Global Notes, if required by DTC or any successor Depository: (i) surrendering the converted Note, or portion thereof, to the Conversion Agent, (ii) furnishing appropriate endorsements and transfer documents if required by the Security Registrar or the Conversion Agent, (iii) if the Note is held in book-entry form, completing and delivering to the Depositary appropriate instructions pursuant to the Depositary’s book-entry conversion programs, and (iv) paying the funds, if any, required by Section 3.05 and, if required, all taxes or duties, if any. In the event that a Holder does not take any of the actions set forth in the immediately preceding sentence prior to the Issuer’s Conversion Date, each Holder of a Note, by the Holder’s acceptance thereof, authorizes and directs the Company to take any action on the Holder’s behalf to effect the Issuer’s Conversion Option and appoints the Company such Holder’s attorney-in-fact for any and all such purposes. Such appointment as attorney-in-fact is coupled with an interest and is irrevocable so long as any Note is outstanding. Upon presentation of any Note converted in part only, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in Original Principal Amount equal to the unconverted portion of the Note or Notes so presented (subject to the applicable procedures of the Depositary in the case of Global Notes).

(h) Upon conversion, interest on the Notes or portion of Notes so called for Issuer’s Conversion Option shall cease to accrue, and the Accreted Principal Amount shall cease to accrete, and such Notes shall cease to be entitled to any benefit under the Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the shares of Common Stock and cash, if any, to which they are entitled pursuant to Section 11.01(d) and this Section 11.09.

(i) The Trustee has no duty to verify whether the Equity Conditions have been satisfied and may conclusively rely on the Officer’s Certificate delivered in connection therewith.

(j) If any of the provisions of this Section 11.09 are inconsistent with applicable law at the time of such Issuer’s Conversion Option, such law shall govern.

ARTICLE 12

MISCELLANEOUS.

Section 12.01 Integral Part. This Third Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Notes and not to any other series of Securities issued under the Base Indenture.

Section 12.02 Adoption, Ratification And Confirmation. The Base Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Third Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Indenture is inconsistent herewith.

Section 12.03 [Reserved.].

Section 12.04 Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with another provision which is expressly included in the Indenture, or is required to be included in the Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.

Section 12.05 Communication by Holders with other Holders. Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Third Supplemental Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

Section 12.06 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 12.07 Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.08 No Recourse Against Others. An incorporator, director, officer, employee, Affiliate or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, this Third Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 12.09 Acceptance by Trustee. The Trustee accepts the amendments to the Base Indenture effected by this Third Supplemental Indenture and agrees to execute the trusts created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in this Third Supplemental Indenture and the Base Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Third Supplemental Indenture and the Trustee makes no representation with respect thereto.

Section 12.10 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.11 Severability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 12.12 Multiple Originals. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Third Supplemental Indenture.

Section 12.13 Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this Third Supplemental Indenture and the Notes. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

ARTICLE 13

SUBSIDIARY GUARANTEES.

Section 13.01 Subsidiary Guarantee.

(a) Subject to this Article 13, the Subsidiary Guarantor fully and unconditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Third Supplemental Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other monetary obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantor shall be obligated to pay the same immediately. The Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Subsidiary Guarantor agrees that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Third Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. The Subsidiary Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Third Supplemental Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either of the Company or the Subsidiary Guarantor, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) The Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 of the Base Indenture as amended by the Third Supplemental Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 5 of the Base Indenture as amended by the Third Supplemental Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

Section 13.02 Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee and the Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Article 13, will result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Until such time as the Notes are paid in full, the Subsidiary Guarantor waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under Federal Bankruptcy Law) or otherwise by reason of any payment by it pursuant to the provisions of this Article 13.

Section 13.03 Release of the Subsidiary Guarantor. The Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Subsidiary Guarantee with respect to the Note without any further action on the part of the Trustee or any Holder of the Notes:

(a) if the Subsidiary Guarantor ceases to guarantee any Public Debt Securities (other than the Notes) for any reason;

(b) if the Subsidiary Guarantor is no longer the Company’s Subsidiary;

(c) upon the liquidation or dissolution of the Subsidiary Guarantor; or

(d) upon discharge of the Indenture with respect to the Notes in accordance with the Indenture.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

COMPANY: GOODRICH PETROLEUM CORPORATION

By:	/s/ Robert C. Turnham, Jr.

Name: Robert C. Turnham, Jr.
Title: President and Chief Operating Officer

SUBSIDIARY GUARANTOR: GOODRICH PETROLEUM COMPANY, L.L.C.

By:	/s/ Robert C. Turnham, Jr.

Name: Robert C. Turnham, Jr.
Title: Manager

TRUSTEE: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano

Name: Patrick T. Giordano
Title: Vice President

SCHEDULE A

The following table sets forth the number of Additional Shares to be added to the Conversion Rate per $1,000 Original Principal Amount of Notes pursuant to Section 11.03 and 11.09 of this Third Supplemental Indenture:

Stock Price

Effective Date	$23.16	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00
8/26/2013	14.3245	14.3245	10.9800	8.0381	6.0641	4.6777	3.6346	3.0957	2.7283	2.3912	2.1452
10/1/2013	14.3245	14.3245	10.7759	7.7857	5.8738	4.5309	3.5205	2.9985	2.6427	2.3162	2.0779
10/1/2014	14.3245	13.9982	8.6773	5.1905	3.9159	3.0206	2.3470	1.9990	1.7618	1.5441	1.3852
10/1/2015	14.3245	12.5724	6.5786	2.5952	1.9579	1.5103	1.1735	0.9995	0.8809	0.7721	0.6926
10/1/2016	14.3245	11.1466	4.4800	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Schedule A

SCHEDULE B

The following table sets forth the Accreted Principal Amount per $1,000 Original Principal Amount of Notes as of the specified dates during the period from the Issue Date to October 1, 2017.

Date	Accreted Principal Amount
August 26, 2013	$1,000.00
October 1, 2013	$1,001.94
April 1, 2014	$1,011.96
October 1, 2014	$1,022.08
April 1, 2015	$1,032.30
October 1, 2015	$1,042.63
April 1, 2016	$1,053.05
October 1, 2016	$1,063.58
April 1, 2017	$1,074.22
October 1, 2017	$1,084.96

The Accreted Principal Amount for Notes between the dates listed above will include an amount reflecting the principal that has accreted as of such date since the immediately preceding date in the table at an accretion rate of 2.00% per annum.

Schedule B

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Note Legend, if applicable]

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1271, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 801 LOUISIANA, SUITE 700, HOUSTON, TEXAS 77002, ATTENTION: CHIEF FINANCIAL OFFICER, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

No. [ ]	Original Principal Amount $[ ]

CUSIP NO.:

ISIN:

5.00% Convertible Senior Notes due 2032

Goodrich Petroleum Corporation, a Delaware corporation, promises to pay to [CEDE & CO., or its registered assigns]1, the principal sum of [            ] DOLLARS], [as revised by the Schedule of Increases and Decreases in Global Note attached hereto]2 on October 1, 2032.

Interest Payment Dates:	April 1 and October 1
Regular Record Dates:	March 15 and September 15

Additional provisions of this Note are set forth on the attached “Terms of Notes.”

[1]	Use bracketed language for a Global Note.
[2]	Use bracketed language for a Global Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

GOODRICH PETROLEUM CORPORATION

By:	/s/ Walter G. Goodrich
Name: Walter G. Goodrich
Title: Vice Chairman and Chief Executive Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

TERMS OF NOTES

5.00% Convertible Senior Notes due 2032

This Note is one of a duly authorized issue of a series of Securities of the Company, titled as 5.00% Convertible Senior Notes due 2032 (herein called the “Notes”), issued and to be issued under and pursuant to an Indenture dated as of September 28, 2009 (the “Base Indenture”), as amended and supplemented by a Third Supplemental Indenture dated as of August 26, 2013 (the “Third Supplemental Indenture”); and the Base Indenture, as so amended and supplemented, herein called the “Indenture”), each between Goodrich Petroleum Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”) and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

1. Accretion and Interest

Pursuant to Section 3.10 of the Indenture, commencing on the Issue Date to, but not including, October 1, 2017, principal shall accrete on the principal amount of this Note, compounded semi-annually, at a rate equal to 2.00% per annum. The Accreted Principal Amount per $1,000 Original Principal Amount is set forth on Annex I attached hereto. The Company, promises to pay interest on the Original Principal Amount of this Note at the rate of 5.00% per annum until (but excluding) October 1, 2032.

The Company will pay interest on the Original Principal Amount of Notes semiannually in arrears on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing April 1, 2014, to Holders of record on the immediately preceding March 15 and September 15. Interest will not accrue on any principal accreted to the Original Principal Amount of the Notes pursuant to Section 3.10 of the Third Supplemental Indenture. Interest on the Original Principal Amount of Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from August 26, 2013. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall deposit with the Paying Agent money sufficient to pay such amount. The Company will pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will pay principal of Definitive Notes at the office or agency designated by the Company for such purpose. Interest, on Definitive Notes will be payable (i) to Holders having an aggregate Original Principal Amount of $5,000,000 or less, by check mailed to the Holders of these Notes and (ii) to Holders having an aggregate Original Principal Amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant record date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

3. Redemption

Subject to certain conditions specified in the Third Supplemental Indenture, the Notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time, at any time on or after October 1, 2016 and at a price equal to 100% of the Accreted Principal Amount of Notes to be redeemed, plus accrued and unpaid interest on the Original Principal Amount of the Notes to be redeemed to but excluding the Redemption Date (unless the Redemption Date is between a Regular Record Date and the Interest Payment Date to which it relates, in which case the Company will pay accrued and unpaid interest to the Holder of record on such Regular Record Date).

4.	Purchase by the Company at the Option of the Holder; Purchase at the Option of the Holder Upon a Fundamental Change

(a) Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase all or a portion of its Notes held by such Holder on each of October 1, 2017, October 1, 2022 and October 1, 2027 at a Purchase Price specified in the Third Supplemental Indenture.

(b) If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase all or a portion of its Notes at a Fundamental Change Purchase Price specified in the Third Supplemental Indenture.

5. Conversion

Subject to the procedures for conversion set forth in the Third Supplemental Indenture, a Holder may convert its Notes on or prior to September 1, 2032 only when one or more of the conditions specified in the Third Supplemental Indenture are met and during the related specified period. On or after September 1, 2032, a Holder may convert its Notes until the close of business on the second Business Day immediately preceding October 1, 2032 regardless of such conditions specified in the Indenture. The Company may elect to optionally convert the Notes in whole or in part at any time if the Last Reported Sale Price of the Common Stock has equaled or exceeded 130% of the Conversion Price then in effect for at least 20 Trading Days in any 30 Trading Day period, ending within five Trading Days prior to the date of the Issuer’s Conversion Notice, upon the terms and conditions set forth in Section 11.09 of the Indenture.

The initial Conversion Rate is 28.8534 shares of Common Stock per $1,000 Original Principal Amount of Notes, subject to adjustment in certain events described in the Third Supplemental Indenture. Upon conversion, the Company will either (i) deliver shares of Common Stock based on the Conversion Rate or (ii) pay cash and shares of Common Stock, if any, as set forth in the Third Supplemental Indenture. The Company shall deliver cash in lieu of any fractional share of Common Stock.

A Holder may convert a portion of the Notes only if the Original Principal Amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Third Supplemental Indenture.

6. Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of Original Principal Amount of $1,000 and multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of Notes (i) so selected for redemption or, if a portion of any Note is selected for redemption, the portion thereof selected for redemption; (ii) surrendered for conversion or, if a portion of any Note is surrendered for conversion, the portion thereof surrendered for conversion; or (iii) in certificated form for a period of 15 days prior to mailing a notice of redemption under Article 6 of the Third Supplemental Indenture.

7. Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

8. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company, subject to applicable abandoned property laws. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9. Amendment, Waiver

Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Notes with the written consent of the Holders of at least a majority in Original Principal Amount of the then outstanding Notes and the waiver of any Event of Default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in Original Principal Amount of the then outstanding Notes.

In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under certain circumstances specified in the Indenture.

10. Defaults and Remedies

Subject to the following paragraph, if an Event of Default specified in the Third Supplemental Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in Original Principal Amount of the Notes may declare all the Notes by notice to the Company to be due and payable immediately. In addition, certain specified Events of Default will cause the Notes to become immediately due and payable without further action by the Holders.

The sole remedy for an Event of Default relating to the Company’s failure to comply with the reporting obligations under Article 5 of the Third Supplemental Indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Original Principal Amount of the Notes at a rate equal to 0.25% per annum.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Original Principal Amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

11. Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

12. No Recourse Against Others

An incorporator, director, officer, employee, Affiliate or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

13. Authentication

This Note shall not be valid until an authorized signatory of the Trustee manually authenticates this Note.

14. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

15. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

16. Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Base Indenture and the Third Supplemental Indenture which has in it the text of this Note. Requests should be made to:

Goodrich Petroleum Corporation

801 Louisiana, Suite 700

Houston, Texas 77002

Attention: Chief Financial Officer

Facsimile: (713) 780-9254

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Original Principal Amount of this Global Note	Amount of increase in Original Principal Amount of this Global Note	Original Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

FORM OF CONVERSION NOTICE

To: Goodrich Petroleum Corporation

The undersigned registered Holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is $1,000 Original Principal Amount or a multiple thereof) designated below in accordance with the terms of the Indenture referred to in this Note, and directs that cash, and the shares of Common Stock of Goodrich Petroleum Corporation, if any, issuable and deliverable upon such conversion, and any Notes representing any unconverted Original Principal Amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If cash, shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

This notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee
Fill in for registration of shares if to be delivered, and Notes if to be issued other than to and in the name of registered holder:

(Name)	Original Principal Amount to be converted (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: Goodrich Petroleum Corporation

The undersigned registered Holder of this Note hereby acknowledges receipt of a notice from Goodrich Petroleum Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 Original Principal Amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Note and directs that the check in payment for this Note or the portion thereof and any Notes representing any unrepurchased Original Principal Amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in if a check is to be issued, or Notes are to be issued, other than to and in the name of registered Holder:

(Name)	Original Principal Amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

3

FORM OF PURCHASE NOTICE

To: Goodrich Petroleum Corporation

The undersigned registered Holder of this Note hereby acknowledges receipt of a notice from Goodrich Petroleum Corporation (the “Company”) as to the Holder’s option to require the Company to repurchase this Note and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 Original Principal Amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Note and directs that the check in payment for this Note or the portion thereof and any Notes representing any unrepurchased Original Principal Amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in if a check is to be issued, or Notes are to be issued, other than to and in the name of registered Holder:

(Name)	Original Principal Amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

4

Annex I

The following table sets forth the Accreted Principal Amount per $1,000 Original Principal Amount of Notes as of the specified dates during the period from the Issue Date to October 1, 2017.

Date	Accreted Principal Amount
August 26, 2013	$1,000.00
October 1, 2013	$1,001.94
April 1, 2014	$1,011.96
October 1, 2014	$1,022.08
April 1, 2015	$1,032.30
October 1, 2015	$1,042.63
April 1, 2016	$1,053.05
October 1, 2016	$1,063.58
April 1, 2017	$1,074.22
October 1, 2017	$1,084.96

The Accreted Principal Amount for Notes between the dates listed above will include an amount reflecting the principal that has accreted as of such date since the immediately preceding date in the table at an accretion rate of 2.00% per annum.